Exhibit 99.1
STUDY ISLAND | EDUCATION CITY | NORTHSTAR LEARNING
Archipelago Learning Announces Changes to its Leadership Team
Mark S. Dubrow Appointed as Executive Vice President and Chief Financial Officer, Donna Regenbaum as
Chief Strategy Officer, and Christy C. Linn as Director of Investor Relations and Corporate Communications
DALLAS, January 6, 2011 — Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based online education company, today announced the appointment of Mark S. Dubrow as Executive Vice President and Chief Financial Officer. Additionally, the company continues to expand its leadership team with the addition of two positions filled by Donna Regenbaum as Chief Strategy Officer and Christy C. Linn as Director of Investor Relations and Corporate Communications.
Mark S. Dubrow will serve as Executive Vice President and Chief Financial Officer, effective January 31, 2011. Mr. Dubrow, joins Archipelago Learning from Pegasus Solutions, a Dallas based third-party provider of technology and services to hotel and travel distributors in over 35 countries around the globe, where he served as Chief Financial Officer since August 2008. Mr. Dubrow will succeed current Executive Vice President and Chief Financial Officer James B. Walburg, who will be retiring effective January 31, 2011. Mr. Walburg will continue on in a consulting role for three months to ensure a smooth transition.
“I am pleased to welcome Mark to the Archipelago Learning executive management team,” said Tim McEwen, CEO of Archipelago Learning. “Mark’s experience, knowledge, business acumen and extensive financial and operational management experience make him an outstanding choice for our executive team as we balance the execution of growth opportunities with appropriate financial discipline and compliance. Mark is also very passionate about education, believes in our high impact and low cost value proposition and is committed to helping Archipelago Learning extend its reach and penetration, both in the U.S. and globally. I am very excited to have him join Archipelago Learning.”
“I also want to express my appreciation to Jim for his many contributions and accomplishments over the past four years,” McEwen continued. “During Jim’s tenure, revenues grew four-fold while the company’s infrastructure was greatly enhanced in terms of people, processes, systems and controls, and a successful IPO was completed in late 2009. Jim has been a tireless and trusted business partner and I wish him all the best as he embarks on his hard earned retirement.”
Mr. Dubrow is an experienced corporate executive and financial expert with over 20 years of financial and operating experience. He joins Archipelago Learning following a distinguished career in the travel industry, most recently serving as Chief Financial Officer at Pegasus Solutions — a previously public software-as-a-service business with a similar subscription business model as that of Archipelago Learning. Prior to Pegasus Solutions, Inc., Mr. Dubrow held financial executive positions with Homestead Village, American Management Systems and Marriott International. He earned a Bachelor of

Science Degree in Accounting from the University of Maryland/College Park, and a M.B.A. from the University of Texas at El Paso.
Donna Regenbaum will assume the role of Executive Vice President and Chief Strategy Officer. In this new position, Ms. Regenbaum will be responsible for managing the product development, marketing and business development areas of the company.
“Donna is a results-driven executive with over 20 years of proven management experience in both large and small organizations. Her strong track record of identifying and capitalizing on strategic growth opportunities, improving operational efficiency to increase profitability, and building and developing high performance teams make her the ideal fit for this newly created position,” stated Tim McEwen, CEO of Archipelago Learning. “In line with our strategic plans to further support the growth and development of the business, we have added the position of Chief Strategy Officer, and are delighted to welcome Donna to the Archipelago family.”
Ms. Regenbaum was most recently Chief Operating Officer at Current Energy, a Dallas-based energy management company. Prior to Current Energy, Ms. Regenbaum served in several executive positions at Dell, Inc., including Director, Services Business & Sales Operations for Small & Medium Business (SMB). Prior to Dell, Ms. Regenbaum held executive and other positions at Nokia Mobile Phones, Webless Wireless, ICHOOSE, Northwest Airlines, and Bain and Company. She earned a Bachelor of Arts degree, with distinction, in History and Economics from Stanford University, and a M.B.A. from the Harvard Business School.
Christy C. Linn has been hired as Director of Investor Relations and Corporate Communications. Ms. Linn will coordinate the company’s investor relations program and will serve as the principal contact for institutional investors and shareholders.
“With solid investor relations and corporate communications experience and knowledge, and a passion for education, Christy is well prepared to lead our investor relations program, and I am looking forward to her joining the team,” stated Tim McEwen, Archipelago Learning’s CEO. “Her role will help streamline our overall efforts to communicate Archipelago Learning’s story to the investment community, and will enable the remainder of the leadership team to focus on executing our aggressive growth strategy.”
Ms. Linn has over eight years of investor relations and experience and previously held the position of Investor Relations Manager at Starbucks Coffee Company from 2007 to 2009. Prior to Starbucks, Ms. Linn was the Investor Relations Manager for WCI Communities and worked as an Investor Relations Consultant counseling public companies from a variety of sectors. She earned a Bachelor of Science degree in Business Administration with an emphasis in Finance and a Bachelor of Arts degree in Advertising and Public Relations from the University of Central Florida. She also earned a M.B.A. from the University of Florida.
About Archipelago Learning
Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments, productivity and reporting tools that improve the performance of educators and students. Study Island, its flagship product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner and is utilized by over 10.7 million students in approximately 23,355 schools in the United States and Canada. Reading Eggs, an online early literacy program for students ages three to eight, offers skills, strategies and leveled eBooks essential for sustained reading success. EducationCity provides online K-6 instructional content and assessments for reading, mathematics and science and is used by 8,583 schools in the United Kingdom and 5,168 schools in the United States. For the post-secondary market, Northstar Learning offers online instructional content and exam preparation products across a variety of core college curriculum and career licensure areas. Archipelago Learning is headquartered in Dallas, Texas. For more information, please visit www.archipelagolearning.com.
The Archipelago Learning, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=6864
Forward Looking Statements
This press release and the presentation referred to therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties discussed in our filings with the Securities and Exchange Commission, which could cause the Company’s actual results to differ materially from expected results. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.
CONTACT: Integrated Corporate Relations
Investors:
John Rouleau
203-682-8342
John.Rouleau@ircinc.com
Eicher Communications Inc.
Media:
Leslie Eicher, APR
314-965-1776
Leslie@EicherCommunications.com